EXHIBIT 4.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated the 1st day of July 2004, by and among WORLDWIDE PROMOTIONAL PRODUCTS CORPORATION, a Nevada corporation (the "Buyer"), GLOBESTUFF.COM, INC,., An Alberta corporation (the "Company") and the shareholders of the Company (collectively the "Shareholders").

     WHEREAS, Shareholders desire to exchange with Buyer, and Buyer desires to exchange with Shareholders, all of the issued and outstanding shares of capital stock of the Company from Shareholders for the consideration and upon the terms and subject to the conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the provisions and the respective agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.   Purchase and Sale of Stock.

     1.1 Agreement to Purchase and Sell. Upon the terms and subject to the conditions set forth in this Agreement and upon the representations and warranties made herein by each of the parties to the other, on the Closing Date (as such term is hereinafter defined), Company shall cause its shareholders to exchange and deliver to Buyer, and Buyer shall acquire from Shareholders, all of the issued and outstanding shares of capital stock of the Company (the "Company Shares"). The exact number of Company Shares to be exchanged by Shareholders hereunder is 100 Class A voting shares, $1.00 par value per share. This agreement encompasses all assets and liabilities of the Company as per Schedule A (attached).

     1.2 Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, in reliance upon the representations, warranties, covenants and agreements of the Company made on behalf of its Shareholders contained herein, and in exchange for the Company Shares, Buyer agrees to deliver to Shareholders a total of 5,000,000 shares of the common stock of Buyer (Buyer's Shares") to be distributed to the Shareholders based upon their respective pro rata percentage interest in the Company (the "Purchase Price"). Upon the consummation of the transaction, the Company shall be a wholly-owned subsidiary of Buyer.

     1.3 Payment of Purchase Price. The Purchase Price shall be payable on the Closing Date.

     1.4 Closing. The closing of the transaction contemplated herein (the "Closing") will be at the office of Buyer on or before July 1, 2004, or at such other place or at such other date and time as Shareholders and Buyer may mutually agree. Such date and time of Closing is herein referred to as the "Closing Date."

     1.5 Effective Date. Notwithstanding the Closing Date, the effective date of the transactions contemplated herein shall be retroactive to July 1, 2004 (the "Effective Date").

2. Representations and Warranties of Shareholders. The Company, on behalf of its Shareholders, represents and warrants to Buyer as follows:

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     2.1  Existence  and  Good  Standing.  The  Company  is a  corporation  duly incorporated, validly existing and in good standing under the laws of the Province of Alberta. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

     2.2 Corporate Authority. The Company has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

     2.3 Compliance with Law. The Company is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which the Company is a party or is subject, and the Company is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. The Company has obtained all licenses, permits and other authorizations and has taken all actions required by applicable laws or governmental regulations in connection with its business as now conducted.

     2.4 Validity and Effect of Agreements. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of the Company and Shareholders enforceable in accordance with their terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights equitable relief are subject to certain tests of equity jurisdiction, equitable defenses and the discretion of the court before which any proceedings therefore may be brought.

3. Representations and Warranties of Buyer. Buyer represents and warrants to Shareholders as follows:

     3.1 Existence and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Buyer is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of all other jurisdictions in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualifications necessary.

     3.2 Corporate Authority. Buyer has all requisite corporate power and authority to own its properties and carry on its business as now conducted.

     3.3 Compliance with Law. Buyer is not in default with respect to any order of any court, governmental authority or arbitration board or tribunal to which Buyer is a party or is subject, and Buyer is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject. Buyer has obtained all licenses, permits or other authorizations and has taken all actions required by the applicable laws or governmental regulations in connection with its business as now conducted.

     3.4 Authorization; Validity and Effect of Agreements. The execution and delivery of this Agreement and all agreements and documents contemplated hereby the Buyer, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby when executed and delivered pursuant hereto will constitute, the valid and legally binding obligations of Buyer enforceable


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     in accordance with their terms,  except that  enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws of general application now or hereafter in effect relating to the enforcement of creditors' rights generally and except  that all  remedies of specific  performance,  injunction  and other
     forms  of  equitable   relief  are  subject  to  certain  tests  of  equity
     jurisdiction, equitable defenses and the discretion of the court before which any proceeding therefore may be brought. The execution and delivery
     of  this  Agreement  by  Buyer  does  not  and  the   consummation  of  the
     transactions contemplated hereby will not (i) require the consent of any third party, (ii) result in the breach of any term or provision of, or constitute a default under, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any part of the property of the Company pursuant to any provision of, any
     order,  judgment,   arbitration  award,  injunction,   decree,   indenture,
     mortgage, lease, license, lien, or other agreement or instrument to which Buyer is a party of by which it is bound, and (iii) violate or conflict with any provision of the by-laws or articles of incorporation of Buyer as amended to the date of this Agreement.

4. Conditions of Closing.

     4.1 Buyer's Conditions of Closing. The obligation of Buyer to purchase and pay for the Company Shares shall be subject to and conditioned upon the satisfaction (or waiver by Buyer) at the Closing of each of the following conditions:

          (a) All representations and warranties of Shareholders contained in this Agreement and the Schedules hereto shall be true and correct at and as of the Closing Date, Shareholders shall have performed all agreements and covenants and satisfied all conditions on its part to be performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Buyer shall have received a certificate of the Shareholders dated the Closing Date to such effect.

          (b) Shareholders shall have delivered to Buyer certificates and other instruments representing all Company Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Buyer with the execution thereof guaranteed by a bank or trust company), together with all other documents necessary or appropriate to validly transfer the Company Shares to Buyer free and clear of all security interests, liens, encumbrances and adverse claims.

          (c) Neither any investigation of the Company by Buyer, nor the Schedules attached hereto or any supplement thereto nor any other document delivered to Buyer as contemplated by this Agreement, shall have revealed any facts or circumstances which, in the sole and exclusive judgment of Buyer and regardless of the cause thereof, reflect in an adverse way on the Company or its financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business, operations or prospects.

          (d) The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

          (e) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

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          (f) As of the Closing,  there shall be no effective injunction,  writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not to be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Buyer.

          (g) As of the Closing, there shall have been no material adverse change in the amount of issued and outstanding common stock of the Company.

     4.2 Shareholders's Conditions of Closing. The obligation of Shareholders to sell the Company Shares shall be subject to and conditioned upon the satisfaction (or waiver by Shareholders) at the Closing of each of the following conditions:

          (a) All representations and warranties of Buyer contained in this Agreement shall be true and correct at and as of the Closing Date and Buyer shall have performed all agreements and covenants and satisfied all conditions on its part to the performed or satisfied by the Closing Date pursuant to the terms of this Agreement, and Shareholders shall have received a certificate of Buyer dated the Closing Date to such effect.

          (b) Buyer shall have affected payment of the Purchase Price in accordance with Section 1.3 of this Agreement by delivering to Shareholders certificates and other instruments representing Buyer's Shares, duly endorsed for transfer or accompanied by appropriate stock powers (in either case executed in blank or in favor of Shareholders with the execution thereof guaranteed by a bank or trust company), together with all other documents necessary or appropriate to validly transfer the Buyer's Shares to Shareholders free and clear of all security interests, liens, encumbrances and adverse claims.

          (c) The approval and all consents from third parties and governmental agencies required to consummate the transactions contemplated hereby shall have been obtained.

          (d) No suit, action, investigation, inquiry or other proceeding by any governmental body or other person or legal or administrative proceeding shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby.

          (e) As of the Closing, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided or imposing any conditions on the consummation of the transactions contemplated hereby, which is unduly burdensome on Shareholders.

          (f) As of the Closing, there shall have been no material adverse change in the amount of issued and outstanding common stock of Buyer.


5. Termination.

     5.1 Methods of Termination. The Transactions contemplated herein may be terminated and/or abandoned at any time before or after approval thereof by Shareholders and Buyer, but not later than the Closing:

          5.1.1 By mutual consent of Buyer and Shareholders; or

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          5.1.2 By Buyer,  if any of the conditions  provided for in Section 4.1 hereof shall not have been met or waived in writing by Buyer at or prior to Closing; or

          5.1.3  By  Shareholders,  if  any of the  conditions  provided  for in
          Section 4.2 hereof shall not have been met or waived in writing by Shareholders at or prior to Closing.


     5.2 Procedure Upon Termination. In the event of termination by Buyer or Shareholders, as applicable, pursuant to Section 5.1 hereof, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by Buyer or Shareholders. If the transactions contemplated by this Agreement are so terminated:

          5.2.1 Each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; and

          5.2.2 No party hereto shall have any liability or further obligation to any other party to this Agreement.

6. Miscellaneous.

     6.1 Notice. Any notice required hereunder shall be in writing and shall be sufficiently given if personally delivered or mailed by certified or registered mail, return receipt requested, addressed as follows:

                   If to Buyer:     Worldwide Promotional Products Corporation
                                    C/o The O'Neal Law Firm, P.C.
                                    668 North 44th Street, Suite 233
                                    Phoenix, Arizona 85008
                                    Attention:  William D. O'Neal, Esq.

                   If to Company:   Globestuff.com Inc.
                   Shareholders:
                                    Attention:  Bruce Hannan

     (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

     6.2 Execution of Additional Documents. The parties hereto will at any time, and from time to time after the Closing Date, upon request of the other party, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required to carry out the intent of this Agreement, and to transfer and vest title to any Company Shares being transferred hereunder, and to protect the right, title and interest in and enjoyment of all of the Company Shares sold, granted, assigned, transferred, delivered and conveyed pursuant to this Agreement; provided, however, that this Agreement shall be effective regardless of whether any such additional documents are executed.

     6.3 Binding Effect; Benefits. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors, executors, administrators and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this


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     Agreement,  expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs,  successors,  executors,
     administrators,   and  assigns  any  rights,   remedies,   obligations   or
     liabilities under or by reason of this Agreement.

     6.4 Entire Agreement. This Agreement, together with the Exhibits, Schedules and other documents contemplated hereby, constitute the final written expression of all of the agreements between the parties, and is a complete and exclusive statement of those terms. It supersedes all understandings and negotiations concerning the matters specified herein. Any representations, promises, warranties or statements made by either party that differ in any way from the terms of this written Agreement and the Exhibits, Schedules and other documents contemplated hereby, shall be given no force or effect. The parties specifically represent, each to the other, that there are no additional or supplemental agreements between them related in any way to the matters herein contained unless specifically included or referred to herein. No addition to or modification of any provision of this Agreement shall be binding upon any party unless made in writing and signed by all parties.

     6.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada exclusive of the conflict of law provisions thereof.

     6.6 Survival. All of the terms, conditions, warranties and representations contained in this Agreement shall survive the Closing.

     6.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     6.8 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

     6.9 Waivers. Either Buyer or Shareholders may, by written notice to the other, (i) extend the time for the performance of any of the obligations or other actions of the other under this Agreement; (ii) waive any inaccuracies in the representations or warranties of the other contained in this Agreement or in any document delivered pursuant to this Agreement;
     (iii) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or (iv) waive performance of any of the obligations of the other under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

     6.10 Merger of Documents. This Agreement and all agreements and documents contemplated hereby constitute one agreement and are interdependent upon each other in all respects.

     6.11 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid as applied to any particular case or in all cases, such circumstances shall not have the effect of rendering such provision invalid in any other case or of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid.

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     6.12  Assignability.  Neither this Agreement nor any of the parties' rights hereunder shall be assigned by any party hereto without the prior written consent of the other parties hereto.


IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first above written.


                          SHAREHOLDERS:

                          By: GLOBESTUFF.COM, INC., an Alberta corporation, as Attorney-in-fact


                          By: /s/ Bruce Hannan
                          ------------------------------------------
                                  Bruce Hannan, its President


                          COMPANY:

                          GLOBESTUFF.COM, INC., an Alberta corporation


                          By: Bruce Hannan
                          -----------------------------------------
                              Bruce Hannan, its President


                          BUYER:

                          WORLDWIDE PROMOTIONAL PRODUCTS CORPORATION., a Nevada corporation


                          By: D. Bruce Horton
                          -----------------------------------------
                              D. Bruce Horton, its President


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                                   Schedule A

TD Bank Account            $  38,203.61
TD Terminal Deposits       $   7,639.52

Account Receivable         $ 157,387.55
Prepaid Expenses           $     305.33

Inventory                  $  17,570.17

Office Equipment           $   5,279.68

Total Assets               $ 226,385.86

Account Payable            $ 144,054.38
Rec General Payable        $     966.00
GST Owing                  $   1,907.75

Due to Bruce Hannan        $  69,032.14

Retained Earnings          $  10,425.59

Total Liabilities          $ 226,385.86

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